SHAREHOLDER SERVICING AGREEMENT

         SHAREHOLDER SERVICING AGREEMENT (the "Agreement"), dated April __, 1998, between Dreyfus High Yield Strategies Fund (the "Fund") and PaineWebber Incorporated ("PaineWebber").

         WHEREAS, the Fund is a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares of beneficial interest are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund desires to retain PaineWebber to provide shareholder servicing and market information with respect to the Fund, and PaineWebber is willing to render such services;

         NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

         l. The Fund hereby employs PaineWebber, for the period and on the terms and conditions set forth herein, to provide the following services:

                  (a) Undertake to make public information pertaining to the Fund on an ongoing basis and to communicate to investors and prospective investors the Fund's features and benefits (including periodic seminars or conference calls, responses to questions from or current or prospective shareholders and specific shareholder contact where appropriate);

                  (b) Make available to investors and prospective investors market price, net asset value, yield and other information regarding the Fund, if reasonably obtainable, for the purpose of maintaining the visibility of the Fund in the investor community;

                  (c) At the request of the Fund, provide certain economic research and statistical information and reports, if reasonable obtainable, on behalf of the Fund and consult with representatives and Trustees of the Fund in connection therewith, which information and reports shall include: (i) statistical and financial market information with respect to the Fund's market performance; and (ii) comparative information regarding the Fund and other closed-end management investment companies with respect to (x) the net asset value of their respective shares, (y) the respective market performance of the Fund and such other companies, and (z) other relevant performance indicators; and

                  (d) At the request of the Fund, provide information to and consult with the Board of Trustees of the Fund with respect to applicable strategies designed to address market value discounts, which may include share repurchases, tender offers, modifications to dividend policies or capital structure, repositioning or restructuring of the Fund, conversion of the Fund to an open-end investment company, liquidation or merger; including providing information concerning the use and impact of the above strategic alternatives by other market participants.

         2. The Fund will pay PaineWebber a fee computed weekly and payable quarterly at an annualized rate of 0.10% of the Fund's average weekly value of the total assets of the Fund minus the sum of accrued liabilities (other than the aggregate indebtedness constituting financial leverage).

         3. The Fund acknowledges that the shareholder services of PaineWebber provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of PaineWebber, and PaineWebber is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

         4. Nothing herein shall be construed as prohibiting PaineWebber or its affiliates from providing similar or other services to any other clients (including other registered investment companies or the investment managers thereof), so long as PaineWebber's services to the Fund is not impaired thereby.

         5. The term of this Agreement shall commence upon the date referred to above, shall be in effect for a period of two years and shall thereafter continue for successive one year periods provided that the agreement may be terminated by either party upon 60 days written notice of the intention to terminate.

         6. The Fund will furnish PaineWebber with such information as PaineWebber believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). The Fund recognizes and confirms that PaineWebber (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of the Fund's knowledge, the Information to be furnished by the Fund when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Fund will promptly notify PaineWebber if it learns of any material inaccuracy or misstatement in, or material omission from, any Information thereto delivered to PaineWebber.

         7. It is understood that PaineWebber is being engaged hereunder solely to provide the services described above to the Fund and that PaineWebber is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund, the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

         8. The Fund agrees that PaineWebber shall have no liability to the Fund for any act or omission to act by PaineWebber in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of PaineWebber. The Fund agrees to the indemnification and other

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

agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

         9. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY THEREIN AND WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

         10. EACH OF THE FUND AND PAINEWEBBER AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF PAINEWEBBER'S ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. PAINEWEBBER EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE FUND AND PAINEWEBBER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         11. The Fund and PaineWebber each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be assigned by either party without the prior written consent of the other party.

         12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both PaineWebber and the Fund.

         13. All notices required or permitted to be sent under this Agreement shall be sent, if to the Fund:

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

                  Dreyfus High Yield Strategies Fund
                  200 Park Avenue
                  New York, New York 10166

                  Attention: Marie E. Connolly

or if to PaineWebber:

                  PaineWebber Incorporated
                  1285 Avenue of the Americas
                  New York, New York 10019

                  Attention: Oscar J. Junquera

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U. S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

         14. This Agreement may be exercised on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.


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


         IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholder Servicing Agreement as of the date first above written.


                                       DREYFUS HIGH YIELD STRATEGIES FUND



                                       By:
                                          -------------------------------
                                       Name:    Marie E. Connolly
                                       Title:   President



                                       PAINEWEBBER INCORPORATED


                                       By:
                                          ------------------------------
                                       Name:    Oscar J. Junquera
                                       Title:   Managing Director

                                                --------------------------------

                                                                     PAINEWEBBER
                                                                 INDEMNIFICATION
                                                                       AGREEMENT

                                                 -------------------------------

PAINEWEBBER INDEMNIFICATION AGREEMENT
--------------------------------------------------------------------------------



                                                       Date ______________, 19__

PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY  10019

Gentlemen:

         In connection with the engagement of PaineWebber Incorporated ("PaineWebber") to advise and assist the undersigned (referred to herein as "we", "our" or "us") with the matters set forth in the Agreement dated ____________, 199_ between us and PaineWebber, we hereby agree to indemnify and hold harmless PaineWebber, its affiliated companies, and each of PaineWebber's and such affiliated companies' respective officers, directors, agents, employees and controlling persons (within the meaning of each of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933) (each of the foregoing, including PaineWebber, being hereinafter referred to as an "Indemnified Person") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), actions (including actions brought by us or our equity holders or derivative actions brought by any person claiming through us or in our name), proceedings, arbitrations or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of such engagement or any Indemnified Person's role therein; provided, however, that we shall not be liable under this paragraph: (a) for any amount paid in settlement of claims without our consent, unless our consent is unreasonably withheld, or
(b) to the extent that it is finally judicially determined, or expressly stated in an arbitration award, that such Liabilities resulted primarily from the willful misconduct or gross negligence of the Indemnified Person seeking indemnification. If multiple claims are brought against any Indemnified Person in an arbitration or other proceeding and at least one such claim is based upon, relates to or arises out of the engagement of PaineWebber by us or any Indemnified Person's role therein, we agree that any award, judgment and other Liabilities resulting therefrom shall be deemed conclusively to be based on, relate to or arise out of the engagement of PaineWebber by us or any Indemnified Person's role therein, except to the extent that such award or judgment expressly states that the award or judgment, or any portion thereof, is based solely upon, relates to or arises out of other matters for which indemnification is not available hereunder. In connection with our obligation to indemnify for expenses as set forth above, we further agree to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person; provided, however, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined, or expressly stated in an arbitration award, that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Person. We hereby also agree that neither PaineWebber nor any other Indemnified Person shall have any liability to us (or anyone claiming through us or in our name) in connection with PaineWebber's engagement by us except to the extent that such Indemnified Person has engaged in willful misconduct or been grossly negligent.

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                                                                              2

PaineWebber Indemnification Agreement
--------------------------------------------------------------------------------

         Promptly after PaineWebber receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, PaineWebber will notify us thereof; but the omission so to notify us shall not relieve us from any obligation hereunder unless, and only to the extent that, such omission results in our forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against any Indemnified Person, we shall, upon written notice given reasonably promptly following your notice to us of such action or proceeding, be entitled to assume the defense thereof at our expense with counsel chosen by us and reasonably satisfactory to such Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at our expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to us, or (ii) a difference of position or potential difference of position exists between us and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall we be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions. We agree that we will not, without the prior written consent of PaineWebber, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by PaineWebber's engagement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of PaineWebber and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.

         If the indemnification of an Indemnified Person provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unenforceable, then we agree, in lieu of indemnifying such Indemnified Person, to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by us on the one hand and by PaineWebber on the other from the transactions in connection with which PaineWebber has been engaged. If the allocation provided in the preceding sentence is not permitted by applicable law, then we agree to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits referred to in such preceding sentence but also the relative fault of us and of such Indemnified Person. Notwithstanding the foregoing, in no event shall the aggregate amount required to be contributed by all Indemnified Persons taking into account our contributions as described above exceed the amount of fees actually received by PaineWebber pursuant to such engagement. The relative benefits received or sought to be received by us on the one hand and by PaineWebber on the other shall be deemed to be in the same proportion as (a) the total value of the transactions with respect to which PaineWebber has been engaged bears to (b) the fees paid or payable to PaineWebber with respect to such engagement.

         The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise.

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3

PaineWebber Indemnification Agreement
--------------------------------------------------------------------------------

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. WE HEREBY CONSENT, SOLELY FOR THE PURPOSE OF ALLOWING AN INDEMNIFIED PERSON TO ENFORCE ITS RIGHTS HEREUNDER, TO PERSONAL JURISDICTION AND SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM FOR WHICH INDEMNIFICATION MAY BE SOUGHT HEREUNDER IS BROUGHT AGAINST PAINEWEBBER OR ANY OTHER INDEMNIFIED PERSON. We and PaineWebber also hereby irrevocably waive any right we and PaineWebber may have to a trial by jury in respect of any claim based upon or arising out of this agreement. This agreement may not be amended or otherwise modified except by an instrument signed by both PaineWebber and us. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this agreement, which shall remain in full force and effect. If there is more than one indemnitor hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several. Each Indemnified Person is an intended beneficiary hereunder.

         The  foregoing   indemnification   agreement  shall  remain  in  effect
indefinitely, notwithstanding any termination of PaineWebber's engagement.

                                       Very truly yours,


                                       ---------------------------------
                                       Name of Client


                                       By:
                                          -----------------------------
                                       Name:
                                       Title:



Acknowledged and Agreed to:

PAINEWEBBER INCORPORATED



By:
    -------------------------------
Name:
Title:





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4